Exhibit 99.1

FOR IMMEDIATE RELEASE

COMARCO Reports Financial Results for Fiscal Third Quarter 2007

Provides Update on Strategic WTS and ChargeSource Initiatives

Lake Forest, Calif., December 21, 2006 – Comarco, Inc. (NASDAQ: CMRO), a leading provider of wireless test solutions, wireless emergency call box systems, and ChargeSource mobile power products for notebook computers, cellular telephones, and other handheld devices, today announced financial results for the third quarter of fiscal year 2007 ended October 31, 2006.

Revenue for the third quarter of fiscal 2007 was $11.4 million down 16% compared with $13.6 million in revenue reported for the third quarter of fiscal 2006. The Company reported a net loss for the third quarter of fiscal 2007 of $650,000, or $0.09 per share, which included non-cash stock-based compensation expense totaling $173,000, or $0.02 per share. Net income in the fiscal third quarter of 2006 was $610,000, or $0.08 per share. There was no stock-based compensation expense in the third quarter of the prior fiscal year.

Beginning with the first quarter of fiscal 2007 and in accordance with U.S. Generally Accepted Accounting Principles, Comarco adopted Statement of Financial Accounting Standards No. 123R. The Company’s results now include the cost of stock-based compensation. There were no such costs incurred in the prior fiscal year.

“Our third quarter results reflect transitions in both our WTS and ChargeSource businesses,” said Comarco President and CEO, Tom Franza. “Our WTS business continues to be impacted by the wind-down of our relationship with SwissQual, our European partner acquired by Spirent plc in January 2006. In November, we announced an alliance with ASCOM, a leading Swiss company with the largest installed base of Wireless QoS systems in the world, to develop, promote and sell next-generation 3G and 4G wireless network optimization, test, and QoS systems. We are aggressively working with ASCOM to complete the co-development of several new products planned for introduction in early calendar 2007. This transition, along with a soft market, led to a significant decline in WTS revenue in the third quarter.”

“ChargeSource revenue in the third quarter was comparable with the third quarter of the prior fiscal year, as well as sequentially,” Mr. Franza continued. “The lack of growth in this business is largely a reflection of our reliance on a single distributor for sales into big box retail. In addition, pricing pressures in the retail market are beginning to affect the margins in this business. To address these issues, we are working to modify our distribution strategy. In the future, we expect to provide product on a non-exclusive basis to multiple distributors and other retail customers. We believe this change will enable us to offer a broad product line with improved pricing based on higher volume.”

“The initiatives we have recently launched, our new product development and sales alliance with ASCOM, and the expansion of ChargeSource distribution, will take several quarters to get established and begin to contribute to our financial results,” Mr. Franza said. “We are excited about these new developments and believe that they position Comarco well for revenue growth.”

25541 Commercentre Drive Lake Forest, CA 92630	Office: (949) 599-7400	Fax: (949) 599-1415

WTS revenue for the third quarter of fiscal 2007 was $2.8 million, down $4.8 million or 63% compared with $7.5 million reported for the third quarter of fiscal 2006. ChargeSource revenue for the third quarter of fiscal 2007 was $4.3 million, up $239,000 or 6% compared with $4.1 million reported for the third quarter of fiscal 2006. Third quarter call box revenue was $4.3 million, up $2.4 million or 121% compared with $1.9 million reported for the third quarter of fiscal 2006.

Revenue for the nine months ended October 31, 2006 was $34.9 million, up $2.3 million or 7% compared with $32.7 million for the corresponding period of fiscal 2006. Net loss for the nine months ended October 31, 2006 was $984,000, or $0.13 per share, which included non-cash stock-based compensation totaling $403,000, or $0.05 per share. Net loss for the nine months ended October 31, 2005 was $584,000, or $0.08 per share.

Business Outlook

The Company currently expects WTS revenue for the fourth fiscal quarter, ending January 31, 2007, to continue to be impacted by the trends and events discussed above, including soft demand for WTS products across all regions. Revenue for the fourth quarter and fiscal 2007 for the WTS business is expected to total approximately $2.8 million and $12.9 million, respectively.

The Company’s call box business continues to execute on contracts to upgrade a significant portion of the installed base to digital and TTY technologies. Revenue for the fourth quarter and fiscal 2007 for the emergency call box business is expected to total approximately $4.5 million and $16.0 million, respectively.

With respect to the ChargeSource business, the Company entered the fourth quarter of fiscal 2007 with a backlog of purchase orders from its primary distributor totaling approximately $3.3 million, which are expected to be delivered during the fourth quarter. Accordingly, the Company currently expects ChargeSource revenue for the fourth quarter and fiscal 2007 to total approximately $3.3 to $3.4 million, and $16.3 million, respectively.

Forward-Looking Information

This news release includes “forward-looking statements” that are subject to risks, uncertainties, and other factors that could cause actual results or outcomes to differ materially from those contemplated by the forward-looking statements. Forward-looking statements in this release are generally identified by words such as “believes,” “anticipates,” “plans,” “expects,” “will,” “would,” and similar expressions that are intended to identify forward-looking statements. A number of important factors could cause our results to differ materially from those indicated by these forward-looking statements, including, among others, the impact of perceived or actual weakening of economic conditions on customers’ and prospective customers’ spending on our products and services; quarterly fluctuations in our revenue or other operating results; failure to meet financial expectations of analysts and investors, including failure from significant reductions in demand from earlier anticipated levels; potential difficulties in the assimilation of operations, strategies, technologies, personnel and products of acquired companies and technologies; risks related to market acceptance of our products and our ability to meet contractual and technical commitments with our customers; activities by us and others regarding protection of intellectual property; competitors’ release of competitive products and other actions and risks relating to the replacement of the exclusive distributor of our WTS products in Europe. Further information on potential factors that could affect our financial results are included in risks detailed from time to time in our Securities and Exchange Commission filings, including without limitation our annual report of Form 10-K for the year ended January 31, 2006.

25541 Commercentre Drive Lake Forest, CA 92630	Office: (949) 599-7400	Fax: (949) 599-1415

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, or achievements. Moreover, neither any other person nor we assume responsibility for the accuracy and completeness of the forward-looking statements. We undertake no obligation to revise or update publicly any forward-looking statements for any reason.

Earnings Conference Call

Comarco will host a conference call to discuss the financial results for the third quarter of fiscal 2007 which ended October 31, 2006, current corporate developments and outlook for the remainder of fiscal 2007 at 11 a.m. Pacific Time on December 21, 2006. Dial (800) 218-8862 domestically or (303) 262-2130 internationally to listen to the call. A live Webcast will also be made available at www.comarco.com. A replay will be available approximately one hour after the call for 7 days following the call’s conclusion. To access the replay, dial (800) 405-2236 for domestic callers or (303) 590-3000 for international callers, both using pass code 11079514#. An archive of the call will be made available at www.comarco.com for 90 days following the call’s conclusion.

About Comarco

Based in Lake Forest, Calif., Comarco is a leading provider of wireless test solutions for field test applications, wireless emergency call box systems, and ChargeSource universal mobile power products for laptop computers, cellular telephones, and other handheld devices. The Company’s Web sites can be found at www.comarco.com and www.chargesource.com.

Company Contacts:		Investor Contact:
Tom Franza	Dan Lutz	Douglas Sherk/Jenifer Kirtland
President and CEO	Vice President and CFO	CEO/Managing Director
Comarco, Inc.	Comarco, Inc.	EVC Group, Inc.
(949) 599-7440	(949) 599-7556	(415) 896-6820
tfranza@comarco.com	dlutz@comarco.com	dsherk@evcgroup.com

25541 Commercentre Drive Lake Forest, CA 92630	Office: (949) 599-7400	Fax: (949) 599-1415

COMARCO, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(In thousands, except per share data)

	Three Months Ended October 31,		Nine Months Ended October 31,
	2006	2005	2006	2005
Revenue	$11,403	$13,574	$34,930	$32,670
Cost of revenue	7,497	8,362	22,767	20,956

Gross profit	3,906	5,212	12,163	11,714
Selling, general and administrative costs	2,895	2,639	8,019	6,797
Engineering and support costs	1,914	2,005	5,892	5,621

Operating income (loss)	(903)	568	(1,748)	(704)
Other income	246	76	696	196
Gain on sale of investment in SwissQual	—	—	61	—

Income (loss) before income taxes	(657)	644	(991)	(508)
Income tax (expense) benefit	7	(31)	7	(31)

Income (loss) from continuing operations	(650)	613	(984)	(539)
Loss from discontinued operations	—	(3)	—	(45)

Net income (loss)	$(650)	$610	$(984)	$(584)

Basic and diluted loss per share:
Income (loss) from continuing operations	$(0.09)	$0.08	$(0.13)	$(0.07)
Loss from discontinued operations	—	—	—	(0.01)

Net income (loss)	$(0.09)	$0.08	$(0.13)	$(0.08)

Weighted average common shares outstanding:
Basic	7,379	7,422	7,399	7,422

Diluted	7,379	7,434	7,399	7,422

Common shares outstanding	7,379	7,422	7,379	7,422

25541 Commercentre Drive Lake Forest, CA 92630	Office: (949) 599-7400	Fax: (949) 599-1415

COMARCO, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

	October 31, 2006	January 31, 2006
	(Unaudited)	(A)
ASSETS
Current Assets:
Cash and cash equivalents	$22,685	$26,017
Short-term investments	861	1,166
Accounts receivable, net	9,648	9,285
Accounts receivable subject to litigation, net	—	500
Inventory	6,290	8,749
Other current assets	1,110	423

Total current assets	40,594	46,140

Property and equipment, net	3,736	1,595
Software development costs, net	382	1,361
Intangible assets, net	868	1,257
Goodwill, net	2,394	2,394
Restricted cash	500	—
Other assets	17	58

	$48,491	$52,805

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$836	$727
Deferred revenue	5,211	5,480
Deferred compensation	861	1,166
Accrued liabilities	5,601	9,324

Total current liabilities	12,509	16,697
Deferred income taxes	117	—
Deferred rent	818	—

	13,444	16,697
Stockholders’ equity	35,047	36,108

	$48,491	$52,805

(A)	Derived from the audited consolidated financial statements as of January 31, 2006.

25541 Commercentre Drive Lake Forest, CA 92630	Office: (949) 599-7400	Fax: (949) 599-1415